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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 13, 2001
                                                         -----------------



                               BRM HOLDINGS, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)


    Delaware                    0-25372                          52-1906050
    --------                    -------                          ----------
  (State or Other             (Commission                     (I.R.S. Employer
  Jurisdiction of             File Number)                   Identification No.)
  Incorporation)





                    P.O. Box 710040, Herndon, Virginia 20171
                    ----------------------------------------
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (703) 860-5390
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.



     BRM Holdings, Inc. (the "Company"), formerly known as US Office Products Company, announced that on December 13, 2001, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered its order confirming the First Amended Joint Liquidating Plan of Reorganization of US Office Products Company and its Subsidiary Debtors in Case No. 01-00646-PJW (the "Plan"). The Plan becomes effective on December 28, 2001 (the "Effective Date"). The Company and its subsidiary Debtors (collectively, the "Debtors") originally filed for protection under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on March 5, 2001.

     The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 99.1 hereto and incorporated herein by reference. Capitalized terms not defined in this Form 8-K have the meanings set forth in the copy of the Plan filed as Exhibit 99.1 hereto.

     The Plan constitutes a liquidating plan of reorganization for the Debtors. The Debtors are insolvent and their general unsecured creditors will recover only a portion of their claims under the Plan. Accordingly, the Plan provides for no recovery by the holders of the common stock of the Company, including all associated and derivative rights, which will be cancelled under the Plan. Because the holders of the common stock of the Company will receive no distribution and retain no interest, they were automatically treated as having rejected the Plan and were not entitled to vote on the Plan.

     The Plan implements and incorporates the terms of a settlement among the Debtors, the lenders under the Pre-Petition Credit Facility (the "Pre-Petition Lenders") and the Official Committee of Unsecured Creditors (the "Committee") that was embodied in a Stipulation and Order approved by the Bankruptcy Court on June 1, 2001. Generally, that settlement provided for Net Realized Proceeds of asset sales to be allocated 86% to pay amounts outstanding under the Pre-Petition Credit Facility, 3% for distribution to creditors other than the Pre-Petition Lenders, and 11% to an expense reserve to be used to pay expenses of the Chapter 11 Cases and other liquidation expenses, with any excess funds in the expense reserve to be divided equally between the Pre-Petition Lenders and the other creditors. The Committee and The Chase Manhattan Bank, acting as the administrative agent for the Pre-Petition Lenders (the "Pre-Petition Agent") negotiated with the Debtors about the terms of the Plan and have since accepted the Plan.

     Under the Plan, claims against the Debtors (each a "Claim") and interests in the Debtors (each an "Interest") are divided into classes (each a "Class"). A Claim or Interest is placed in a particular Class for the purposes of voting on the plan of reorganization and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. The Plan divides Claims against and Interests in the Debtors into seven (7) classes, as follows:

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     CLASS 1 consists of all Other Priority Claims, which are claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims. If any such claims exist, they will be paid in full.

     CLASS 2 consists of all Pre-Petition Lender Secured Claims. The Pre-Petition Lender Secured Claims will receive approximately 86% on a cumulative basis of the net realized proceeds of assets (other than preference claims and fraudulent conveyance claims ("Bankruptcy Causes of Action")) plus 50% of any unused funds in the expense reserve at the end of the liquidation process.

     CLASS 3 consists of all Pre-Petition Lender Deficiency Claims. This class consists of the allowed unsecured claims of the Pre-Petition Lenders. Class 3 and Class 4 creditors will receive a pro rata share of proceeds of the Bankruptcy Causes of Action.

     CLASS 4 consists of all General Unsecured Claims. General Unsecured Claims will receive approximately 3% on a cumulative basis of the net realized proceeds of assets (other than preference claims and fraudulent conveyance claims) plus all proceeds of the Dudley Shares plus 50% of any unused funds in the expense reserves at the conclusion of the liquidation process, plus a pro rata share (with the Class 3 Creditors) of the proceeds of the Bankruptcy Causes of Action.

     CLASS 5 consists of all Interests and Subordinated Securities Claims. Interests are the rights of any current or former Holder or owner of any shares of common stock or any other equity securities of the Company authorized and issued prior to the Confirmation Date. Subordinated Securities Claims are claims that are subject to subordination under section 510(b) of the Bankruptcy Code arising from rescission of, or for damages, reimbursement or contribution with respect to, a purchase or sale of shares of the Company's common stock or other equity securities of the Company prior to the Petition Date. Holders of Interests and Subordinated Securities Claims shall receive no distribution under the Plan. On the first business day after the Effective Date, all outstanding shares of the Company's common stock shall be cancelled and one share of the Company's common stock shall be issued to the Liquidating Agent in his capacity as such, without further action of any party.

     CLASS 6 consists of Intercompany Claims. Holders of Intercompany Claims in Class 6 shall receive no distribution under the Plan.

     CLASS 7 consists of Insured Litigation Claims. Each holder of an Allowed Class 7 Insured Litigation Claim shall receive, (a) on the Effective Date, the right to prosecute such Claim to judgment under applicable non-bankruptcy law and, (b) if, when and to the extent that a court of competent jurisdiction enters a Final Order awarding a money judgment against the Debtors with respect to such Claim, the right to recover from the issuers of the Debtors' insurance policies covering such Claim the lesser of (i) the amount of such judgment or
(ii) a Pro Rata share of Available Insurance Proceeds with respect to such Claim.


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     On the Effective Date, the Liquidating Agent appointed by the Bankruptcy
Court with the consent of the Pre-Petition Agent and the Committee will take control of the Debtors' assets and make the distributions contemplated by the Plan. Kevin Thimjon is the Liquidating Agent. On the Effective Date, all expenses of the Chapter 11 Cases and all pre-bankruptcy Claims that are entitled to priority under the Bankruptcy Code will be paid or reserved for in full. After all reserves and accounts have been established and funded, the Liquidating Agent will make a preliminary distribution of cash to General Unsecured Creditors. Any assets that are not distributed to creditors on the Effective Date will be held in a Liquidating LLC established on the Effective Date to implement the Plan. The Liquidating LLC will be managed by the Liquidating Agent under the supervision of a Liquidating Committee, which was chosen by representatives of the creditors. The members of the Liquidating Committee are Thomas F. Maher, Michele Howe, Sarah Kline, John Dionne and Jeffrey Wertheim. Any cash received by the Liquidating LLC after the Plan becomes effective will be allocated among the various classes of creditors, according to the allocation scheme described above. The Liquidating Agent will administer the operating and claims reserves and accounts created under the Plan, liquidate any non-cash assets held by the Liquidating LLC, prosecute or settle any pending legal claims, and make interim and final distributions to creditors in accordance with their interests. The
Liquidating Agent will also file final tax returns, provide for storage of records, dissolve the Debtors and their Non-Debtor Affiliates, and file a final report with the Bankruptcy Court.

     As of the date of confirmation of the Plan, the Company had 500,000,000 shares of common stock (par value $0.001 per share) authorized, 37,941,791 shares of common stock issued and 37,782,751 shares of common stock outstanding. As of the date of confirmation of the Plan, the Company had 500,000 shares of preferred stock (par value $0.001 per share) authorized and 73,262 shares of the preferred stock issued and outstanding.

     As of December 13, 2001, the Debtors had total assets of $73,832,000 and total liabilities of $805,461,000.

     As of December 13, 2001, the Company, including the assets and liabilities of non-debtor entities, had assets of $81,197,000 and liabilities of $812,640,000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) and (b) Not Applicable.

     (c)  The following exhibit is filed herewith:

          99.1 First Amended Joint Liquidating Plan of Reorganization of US Office Products Company and its Subsidiary Debtors



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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     BRM HOLDINGS, INC.





Date: December 28, 2001                    By:  /s/ Kevin J. Thimjon
                                              ---------------------------------
                                                    Kevin J. Thimjon
                                                    Chief Restructuring Officer



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                                  EXHIBIT INDEX

           Exhibit
            Number         Description of Exhibit
         ---------         -----------------------------------------------------
             99.1          First Amended Joint Liquidating Plan of
                           Reorganization of US Office Products Company and its
                           Subsidiary Debtors